SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 5, 2003

Amendment Number 2

DOCUCON, INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	1-10185	74-2418590
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8 AIRPORT PARK BOULEVARD
LATHAM, NEW YORK 12110
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (518) 786-7733

N/A

(Former name or former address, if changed since last report)

ITEM 4.  CHANGE IN REGISTRANT’S CERTIFYING ACCOUNTANT

This Form 8-K/A (this “Amendment”) amends the Form 8-K/A filed by Docucon, Incorporated, a Delaware corporation, (the “Registrant”) on September 18, 2003 (the “September 18, 2003 Form 8-K/A”) regarding the resignation of Ernst & Young LLP (the “Accountant”) as independent auditors of the Registrant.

The sole purpose of this Amendment is to include as an exhibit that certain letter from the Accountant dated September 18, 2003 stating that the Accountant is in agreement with the statements made in the September 18, 2003 Form 8-K/A.

Exhibit Index

Exhibit 16.1	Letter on Changes of Certifying Accountant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 30, 2003	DOCUCON, INCORPORATED

	By:	/s/ Robert W. Schwartz
Robert W. Schwartz, President and CEO